Exhibit 8





                                 April 12, 2001

Storage USA, Inc.
75 Toyota Plaza, Suite 700
Memphis, Tennessee  38103


                                Storage USA, Inc.
                  Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

         We have acted as counsel to Storage USA, Inc., a Tennessee corporation (the "Company"), in connection with the preparation of a Form S-3 registration statement filed with the Securities and Exchange Commission ("SEC") on April 12, 2001 (the "Registration Statement") with respect to the offering and sale from time to time in open-market or privately-negotiated transactions that may involve underwriters or brokers of up to 1,250,000 shares (the "Secondary Shares") of the common stock, par value $0.01 per share, of the Company (the "Common Stock") by the selling shareholder named in the Prospectus (the "Prospectus") contained as part of the Registration Statement if, and to the extent that, the selling shareholder chooses to exercise the warrants to purchase Common Stock issued to it by the Company on November 30, 1999. You have requested our opinion regarding certain U.S. federal income tax matters.

         The Company, through SUSA Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership"), owns interests in self-storage facilities directly and through various subsidiary partnerships and limited liability companies (the "Subsidiary Entities"). The Operating Partnership owns 100% of the stock of Storage USA Franchise Corp., a Tennessee corporation ("Franchise"), for which an election to be treated as a "taxable REIT subsidiary" ("TRS") of the Company has been made under section 856(l) of the Internal Revenue Code of 1986, as amended (the "Code"). The Operating Partnership also owns 100% of the nonvoting stock, and 5% of the voting stock, of SUSA Management, Inc., a Tennessee corporation ("Management"), for which an election to be treated as a TRS of the Company has been made under Code section 856(l).

         In giving the opinions set forth below, we have examined the following:

         1. the Company's Charter, as amended and restated;

         2. the Company's Bylaws;


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         3. the Prospectus;

         4. the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of September 21, 1994, among the Company, as general partner, and several limited partners, as amended on March 19, 1996, June 14, 1996, August 14, 1996, and November 12, 1998 (the "Operating Partnership Agreement");

         5. the governing documents of the Subsidiary Entities;

         6. the TRS elections on IRS Form 8875 filed with respect to Franchise and Management; and

         7. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed generally that:

         1. Each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

         2.  Each  partner  or  member  (each,  a  "Partner")  of the  Operating
Partnership   and  the   Subsidiary   Entities   (together  with  the  Operating
Partnership, the "Partnerships") that is a corporation or other entity has a valid legal existence.

         3. Each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the governing documents of the Subsidiary Entities (together with the Operating Partnership Agreement, the "Partnership Agreements"), and the transactions contemplated thereby.

         4. Each Partnership operates in accordance with the governing law of the state in which it was formed and the Partnership Agreement pursuant to which it was formed.

         5. Each Partnership Agreement has remained in substantially the same form as it was upon the most recent amendment and restatement thereof, and has not been amended in any material respect (except upon the substitution of partners in accordance with the terms of such Partnership Agreement).

         6. During its taxable year ending December 31, 2001, and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in a certificate, dated April 9, 2001 and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years.

         7. The Company will not make any amendments to its organizational documents or the organizational documents of Storage USA Trust, a wholly-owned subsidiary of the Company (the "Trust"), SUSA Finance Corp., a wholly-owned subsidiary of the Company ("Finance"), Huron Acquisition, Inc., a wholly-owned subsidiary of the Company ("Huron"), the Operating Partnership, the Subsidiary Entities, Franchise, or Management after the date of this opinion that would affect its qualification as a real estate investment trust ("REIT") for any taxable year.

         8. No action will be taken by the Company, the Trust, Finance, Huron, the Operating Partnership, the Subsidiary Entities, the Partners, Franchise, or Management after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

         In connection  with the opinions  rendered  below,  we also have relied
upon  the  correctness  of  the  representations   contained  in  the  Officer's
Certificate.

         Based on the factual matters in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, the discussions in the Prospectus under the caption "Federal Income Tax Consequences of Storage USA's Status as a REIT" (which are incorporated herein by reference), and without further investigation as to such factual matters, we are of the opinion that:

                  (a) the Company qualified to be taxed as a REIT pursuant to Code sections 856 through 860, for its taxable years ended December 31, 1996 through December 31, 2000, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2001, and in the future; and

                  (b) the descriptions of the law contained in the Prospectus under the caption "Federal Income Tax Consequences of Storage USA's Status as a REIT" are correct in all material respects, and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Secondary Shares.

         We have performed no due diligence and have made no efforts to verify the accuracy and genuineness of the documents and assumptions set forth above, or the representations set forth in the Officer's Certificate. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for its 2001 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The

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Internal   Revenue  Service  has  not  issued   Regulations  or   administrative
interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and the holders of Secondary Shares, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                     Very truly yours,

                                     /s/ Hunton & Williams

07796/08074/01655